SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:
September 20, 2012
(Date of Earliest Event Reported)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047 04-2870273
(Commission File Number) (I.R.S. Employer Identification No.)

INDEPENDENT BANK CORP.

Office Address: 2036 Washington Street, Hanover Massachusetts 02339
Mailing Address: 288 Union Street, Rockland, Massachusetts 02370
(Address of Principal Executive Offices)

(Zip Code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Attached as Exhibit 99.1 hereto is a copy of a press release regarding dividends declared by Independent Bank Corp. which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

DATE: September 20, 2012	BY: /s/ Denis K. Sheahan
Denis K. Sheahan
Chief Financial Officer

Exhibit 99.1

Shareholder Relations                 NEWS RELEASE

Contacts:

Chris Oddleifson
President and
Chief Executive Officer
(781) 982-6660

Denis K. Sheahan
Chief Financial Officer
(781) 982-6341

FOR IMMEDIATE RELEASE

INDEPENDENT BANK CORP.
ANNOUNCES QUARTERLY DIVIDEND

Rockland, MA (September 20, 2012) - The Board of Directors of Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, today announced a $0.21 per share dividend which will be payable on October 12, 2012, to stockholders of record as of the close of business on October 1, 2012.

Independent Bank Corp., which has Rockland Trust Company as a wholly owned bank subsidiary, currently has approximately $5.1 billion in assets. Rockland Trust provides a wide range of consumer, business, investment, and insurance products and services. Rockland Trust Company is a full-service community bank serving Eastern Massachusetts and Cape Cod. To find out more about the products and services available at Rockland Trust Company, please visit our website at www.RocklandTrust.com.